Filed pursuant to Rule 424(b)(5)
Registration No. 333-224158
CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Proposed maximum aggregate offering price	Amount of registration fee(1)
Common Stock, par value $0.01 per share	$50,000,000	$6,490
(1)
Calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended. This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in the registrant’s Registration Statement on Form S-3 (File No. 333-224158) in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended.

PROSPECTUS SUPPLEMENT
(To Prospectus dated April 5, 2018)
Up to $50,000,000

Common Stock
We have entered into an Open Market Sale AgreementSM, or sales agreement, with Jefferies LLC, or Jefferies, relating to shares of our common stock offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the sales agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $50,000,000 from time to time through Jefferies, acting as our sales agent.
Our common stock is listed on the New York Stock Exchange, or the NYSE, under the symbol “GCI.” On August 5, 2020, the last reported sale price of our common stock on the NYSE was $1.67 per share.
Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act. Jefferies is not required to sell any specific number or dollar amount of shares of our common stock, but will act as our sales agent and use commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us, consistent with its normal trading and sales practices, on mutually agreed terms between Jefferies and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
Jefferies will be entitled to compensation at a commission rate of up to 3.0% of the gross sales price per share of common stock sold pursuant to the Sales Agreement. In connection with the sale of shares of our common stock on our behalf, Jefferies will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Jefferies will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Jefferies with respect to certain liabilities, including liabilities under the Securities Act.
Investing in our common stock involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors” on page S-3 of this prospectus supplement, and under similar headings in the other documents that we have filed or that are filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.
Jefferies
The date of this prospectus supplement is August 6, 2020.

Prospectus Supplement
Prospectus
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and the securities offered hereby, and also adds to and updates information contained in the accompanying prospectus and the documents incorporated into each by reference. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering of common stock. This prospectus supplement is deemed to be incorporated by reference into the accompanying prospectus solely for the purpose of this offering. When we refer only to the “prospectus,” we are referring to both parts combined.
If there is any inconsistency between information in or incorporated by reference into the accompanying prospectus and information in or incorporated by reference into this prospectus supplement, you should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we may authorize to be distributed to you. This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, the common stock being offered and other information you should know before investing. You should read this prospectus supplement and the accompanying prospectus together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” before investing in our common stock.
Neither we nor Jefferies have authorized anyone to provide any information or to make any representations other than those contained in this prospectus supplement and the accompanying prospectus, the documents incorporated by reference herein or therein or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and Jefferies is not, making an offer to sell these securities in any jurisdiction where the offer or sale thereof is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference is accurate only as of the respective dates of the applicable documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein or in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
References in this prospectus supplement to “Gannett,” “the Company,” “we,” “us,” “our” and similar terms refer to Gannett Co., Inc. and its consolidated subsidiaries, unless otherwise specified. All other brand names or trademarks appearing in this prospectus supplement and the accompanying prospectus are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus supplement, the accompanying base prospectus and the documents incorporated into each by reference may appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights to these trademarks and trade names.
S-ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus, the documents we have filed with the Securities and Exchange Commission, or the SEC, that are incorporated by reference herein or therein and any free writing prospectus that we have authorized for use in connection with this offering contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements that are not descriptions of historical facts are forward-looking statements and can generally be identified by the use of forward-looking terminology such as “believes,” “expect(s),” “intend(s),” “may,” “will,” “should,” “plan,” or “anticipates” the negatives thereof, variations thereon and similar expressions, or by discussions of strategy. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking.
These statements reflect our current expectations about future events, and, as a result, our actual results could differ materially from those anticipated in these forward-looking statements. The factors that could cause actual results to differ from our expectations are described under the caption “Risk Factors” in this prospectus supplement, the accompanying prospectus and the documents we have filed with the SEC that are incorporated by reference herein and therein. In particular, forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein include, but are not limited to, statements about:
⯀	risks and uncertainties associated with the ongoing COVID-19 pandemic;
⯀	general economic and market conditions;
⯀	economic conditions in the various regions of the United States;
⯀	the growing shift within the publishing industry from traditional print media to digital forms of publication;
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risks and uncertainties associated with our Marketing Solutions segment, including its significant reliance on Google for media purchases, its international operations, and its ability to develop and gain market acceptance for new products or services;

⯀	declining print advertising revenue and circulation subscribers;
⯀	our ability to grow our digital marketing services initiatives, digital audience and advertiser base;
⯀	our ability to grow our business organically;
⯀	variability in the exchange rate relative to the U.S. dollar of currencies in foreign jurisdictions in which we operate;
⯀	the risk that we may not realize the anticipated benefits of our acquisitions;
⯀	the availability and cost of capital for future investments;
⯀	our indebtedness may restrict our operations and/or require us to dedicate a portion of cash flow from operations to payments associated with our debt;
⯀	our ability to pay dividends consistent with prior practice or at all;
⯀	our ability to reduce costs and expenses;
⯀	the impact of any material transactions with Fortress Investment Group LLC (our “Manager”) or one of its affiliates, including the impact of any actual, potential, or perceived conflicts of interest;
⯀	the competitive environment in which we operate;
⯀	our ability to recruit and retain key personnel;
⯀	the use of proceeds from this offering; and
⯀
the factors incorporated by reference into this prospectus supplement, the accompanying prospectus and the other risks described in our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and subsequent public filings.

S-iii

All forward-looking statements represent our judgment as of the date of the document containing the statement. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We undertake no obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or change in events, conditions, or circumstances on which any statement is based, except to the extent required by law.
S-iv

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement. This summary does not contain all of the information that you should consider before investing in our common stock. Before making an investment in our common stock, you should read this entire prospectus supplement and the accompanying prospectus carefully, including the risk factors described under the heading “Risk Factors” in this prospectus supplement and in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q filed with the SEC, as well as the financial statements and other information incorporated by reference in this prospectus supplement and the accompanying prospectus.
Our Business
We are an innovative, digitally focused media and marketing solutions company committed to fostering the communities in our network and helping them build relationships with their local businesses. Until November 19, 2019, our corporate name was New Media Investment Group Inc. and Gannett Co., Inc., or Legacy Gannett, was a separate publicly traded company. On November 19, 2019, we completed our acquisition of Legacy Gannett, and changed our name to Gannett Co., Inc. and assumed Legacy Gannett’s ticker symbol “GCI” (having previously traded under “NEWM”) on the New York Stock Exchange.
Our current portfolio of media assets includes USA TODAY, local media organizations in 46 states in the United States and Guam, and Newsquest (a wholly owned subsidiary operating in the United Kingdom with more than 140 local media brands). Gannett also owns the digital marketing services companies ReachLocal, Inc., UpCurve, Inc. and WordStream, Inc. and runs the largest media-owned events business in the United States.
Through USA TODAY, our local property network, and Newsquest, Gannett delivers high-quality, trusted content where and when consumers want to engage on virtually any device or platform. Additionally, the Company has strong relationships with thousands of local and national businesses in both our U.S. and U.K. markets due to our large local and national sales forces and a robust advertising and marketing solutions product suite. The Company reports in two segments: Publishing and Marketing Solutions.
In addition to our core products, we also opportunistically produce niche publications that address specific local market interests such as recreation, sports, healthcare, and real estate. Many of our publications are located in small and mid-size markets where we are often the primary provider of comprehensive local market news and information. Our content is primarily devoted to topics we believe are highly relevant and of interest to our audiences such as local news and politics, community and regional events, youth sports, opinion and editorial pages, local schools, obituaries, weddings, and police reports. More than 80% of our daily newspapers have been published for more than 100 years. We believe the longevity of our publications demonstrates the value and relevance of the local information we provide and has created a strong foundation of reader loyalty and a highly recognized media brand name in each community we serve. We are the leading newspaper publisher in the United States in terms of circulation and have the fifth largest digital audience in the News and Information category based on January 2020 Comscore Media Metrics. Per those metrics, our content reaches more people digitally than Fox News, CBSnews.com, New York Times Digital, BuzzFeed.com, or WashingtonPost.com.
Our Corporate Information
We are a Delaware corporation and we are headquartered in McLean, Virginia. Our stock is listed on the NYSE under the symbol “GCI.” Our principal executive office is located at 7950 Jones Branch Drive, McLean, Virginia 22107-0910 and our telephone number is (703) 854-6000. We maintain a website at www.gannett.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus supplement or any other report or document we file with or furnish to the SEC.

THE OFFERING
Common stock we are offering
Shares of common stock having an aggregate offering price of up to $50,000,000.
Manner of offering
An “at the market” offering that may be made from time to time through our sales agent, Jefferies. See “Plan of Distribution.”
Use of proceeds
We intend to use the net proceeds of this offering for general corporate purposes. See “Use of Proceeds.”
Risk factors
Investing in our common stock involves risks. See “Risk Factors” beginning on page S-3 of this prospectus supplement and the other information included in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.
NYSE Symbol
“GCI”

RISK FACTORS
Investment in our common stock involves a high degree of risk. In addition to the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, you should carefully consider the specific risks set forth below and in the section entitled “Risk Factors” in our Annual Report on Form 10-K for our most recent fiscal year filed with the SEC and in our Quarterly Reports on Form 10-Q for our most recent fiscal quarters and in other reports we file with the SEC that are incorporated by reference herein, before making an investment decision. The risks and uncertainties described below could adversely affect our business, operating results and financial condition, as well as cause the price of our common stock to decline. You may lose all or part of your investment as a result. You should also refer to the other information contained in this prospectus supplement and the accompanying prospectus, or incorporated by reference, including our financial statements and the notes to those statements, as well as the information set forth under the caption “Cautionary Statement Regarding Forward-Looking Statements.”
Risks Related to Our Common Stock and This Offering
There can be no assurance that the market for our stock will provide adequate liquidity
The market price of our common stock may fluctuate widely, depending upon many factors, some of which may be beyond our control. These factors include, without limitation:
⯀	risks and uncertainties associated with the ongoing COVID-19 pandemic;
⯀	our business profile and market capitalization may not fit the investment objectives of any stockholder;
⯀	a shift in our investor base;
⯀	our quarterly or annual earnings, or those of other comparable companies;
⯀	actual or anticipated fluctuations in our operating results;
⯀	changes in accounting standards, policies, guidance, interpretations or principles;
⯀	risks relating to our ability to meet long-term forecasts;
⯀	announcements by us or our competitors of significant investments, acquisitions or dispositions;
⯀	the failure of securities analysts to cover our common stock;
⯀	changes in earnings estimates by securities analysts or our ability to meet those estimates;
⯀	the operating and stock price performance of other comparable companies;
⯀	negative public perception of us, our competitors, or industry;
⯀	overall market fluctuations; and
⯀	general economic conditions.
Stock markets in general and recently have experienced volatility that has often been unrelated to the operating performance of a particular company. These broad market fluctuations may adversely affect the trading price of our common stock. Additionally, these and other external factors have caused and may continue to cause the market price and demand for our common stock to fluctuate, which may limit or prevent investors from readily selling their shares of common stock and may otherwise negatively affect the liquidity of our common stock.
Our common stock may be delisted from the NYSE if we fail to comply with continued listing standards.
Our common stock currently trades on the NYSE, and the continued listing of our common stock on the NYSE is subject to our compliance with a number of listing standards, including minimum share price requirements. If we fall out of compliance with NYSE’s listing standards and fail to regain compliance within the applicable cure periods, our common stock may be delisted from the NYSE. Failure to maintain our NYSE listing could negatively impact us and our stockholders by reducing the willingness of investors to hold our common stock because of the resulting decreased price, liquidity and trading of our common stock and analyst coverage, among others.

Sales or issuances of shares of our common stock could adversely affect the market price of our common stock.
Sales or issuances of substantial amounts of shares of our common stock in the public market, or the perception that such sales or issuances might occur, could adversely affect the market price of our common stock. The issuance of our common stock in connection with property, portfolio or business acquisitions or the settlement of awards that may be granted under our Incentive Plans (as defined below) or otherwise could also have an adverse effect on the market price of our common stock.
We have suspended our quarterly dividend and may not be able to pay dividends in the future or at all.
On April 1, 2020, we announced that our Board of Directors determined that it is in the best interests of our stockholders for the Company to preserve liquidity by suspending our quarterly dividend. Although we expect to reinstate the dividend when appropriate, subject to approval by our Board of Directors and restrictions in our credit facility, there can be no assurance if or when we will resume paying dividends on a regular basis.
Under our credit facility, we can only pay cash dividends up to an agreed-upon amount and provided that the ratio of consolidated debt to EBITDA (as such terms are defined in the credit facility) does not exceed a specified ratio. Stockholders also should be aware that they have no contractual or other legal right to dividends that have not been declared.
Our Board of Directors’ determinations regarding dividends will depend on a variety of factors, including the Company’s GAAP net income, free cash flow generated from operations or other sources, liquidity position and potential alternative uses of cash, such as acquisitions, as well as economic conditions and expected future financial results. There can be no guarantee regarding the timing and amount of any dividends. Our ability to resume payment of dividends in the future will depend on our future financial performance, which in turn depends on the successful implementation of our strategy and on financial, competitive, regulatory, technical and other factors, general economic conditions, demand and selling prices for our products and other factors specific to our industry or specific projects, many of which are beyond our control. Therefore, our ability to generate free cash flow depends on the performance of our operations and could be limited by decreases in our profitability or increases in costs, capital expenditures or debt servicing requirements.
The percentage ownership of our existing stockholders may be diluted in the future.
We have issued and may continue to issue equity in order to raise capital or in connection with future acquisitions and strategic investments, which would dilute investors’ percentage ownership in Gannett. In addition, your percentage ownership may be diluted if we issue equity instruments such as debt and equity financing.
To the extent that we raise additional capital through the sale of equity or convertible debt securities, your ownership interest in our company may be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect your rights as a stockholder. Debt and equity financings, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as redeeming our shares, making investments, incurring additional debt, making capital expenditures, declaring dividends or placing limitations on our ability to acquire, sell or license intellectual property rights.
The percentage ownership of our existing stockholders may also be diluted in the future as a result of the issuance of our common stock upon the exercise of 10-year warrants, or the Gannett Warrants. The Gannett Warrants collectively represent the right to acquire our common stock, which in the aggregate are equal to 5% of our common stock outstanding as of November 26, 2013 (calculated prior to dilution from shares of our common stock issued pursuant to Drive Shack Inc.’s (formerly known as Newcastle Investment Corp.) contribution of Local Media Group Holdings LLC and assignment of related stock purchase agreement to Gannett (the “Local Media Contribution”)) at a strike price of $46.35 calculated based on a total equity value of Gannett prior to the Local Media Contribution of $1.2 billion as of November 26, 2013. As a result, our common stock may be subject to dilution upon the exercise of such Gannett Warrants. As of December 31, 2019, the Gannett Warrants were equal to 1% of our common stock outstanding as of December 31, 2019 at a strike price of $46.35.
Furthermore, the percentage ownership in Gannett may be diluted in the future because of options issued to our Manager. As of June 30, 2020, there were 6,068,075 options outstanding at a weighted average exercise price of $13.97 held by our Manager and/or its affiliates.

Dilution may also result from the issuances of shares under our equity compensation plans (our “Incentive Plans”), which provide for the grant of equity and equity-based awards, including restricted stock, stock options, stock appreciation rights, performance awards, and other equity based and non-equity based awards, in each case to our directors, officers and employees, among others. As of December 31, 2019, the number of shares remaining available for future issuance under our Incentive Plans, excluding shares to be issued upon exercise of outstanding options, warrants and rights, was 15.7 million.
Provisions in our amended and restated certificate of incorporation and amended and restated bylaws and of Delaware law may prevent or delay an acquisition of our company, which could decrease the trading price of our common stock.
Our amended and restated certificate of incorporation, amended and restated bylaws and Delaware law contain provisions that are intended to deter coercive takeover practices and inadequate takeover bids by making such practices or bids unacceptably expensive to the raider and to encourage prospective acquirers to negotiate with our Board of Directors rather than to attempt a hostile takeover. These provisions provide for:
⯀
amendment of provisions in our amended and restated certificate of incorporation and amended and restated bylaws regarding the election of directors, the term of office of directors, the filling of director vacancies and the resignation and removal of directors only upon the affirmative vote of at least 80% of the then issued and outstanding shares of our capital stock entitled to vote thereon;

⯀
amendment of provisions in our amended and restated certificate of incorporation regarding corporate opportunity only upon the affirmative vote of at least 80% of the then issued and outstanding shares of our capital stock entitled to vote thereon;

⯀	removal of directors only for cause and only with the affirmative vote of at least 80% of the voting interest of stockholders entitled to vote in the election of directors;
⯀	our Board of Directors to determine the powers, preferences and rights of our preferred stock and to issue such preferred stock without stockholder approval;
⯀	provisions in our amended and restated certificate of incorporation and amended and restated bylaws prevent stockholders from calling special meetings of our stockholders;
⯀	advance notice requirements applicable to stockholders for director nominations and actions to be taken at annual meetings;
⯀
a prohibition, in our amended and restated certificate of incorporation, stating that no holder of shares of our common stock will have cumulative voting rights in the election of directors, which means that the holders of majority of the issued and outstanding shares of our common stock can elect all the directors standing for election; and

⯀	action by our stockholders outside a meeting, in our amended and restated certificate of incorporation and our amended and restated bylaws, only by unanimous written consent.
Public stockholders who might desire to participate in these types of transactions may not have an opportunity to do so, even if the transaction is considered favorable to stockholders. These anti-takeover provisions could substantially impede the ability of public stockholders to benefit from a change in control or a change in our management and Board and, as a result, may adversely affect the market price of our common stock and your ability to realize any potential change of control premium.
Our management will have broad discretion in the use of the net proceeds from this offering and may allocate the net proceeds from this offering in ways that you and other shareholders may not approve.
Our management will have broad discretion in the use of the net proceeds, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure of our management to use these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing investments. These investments may not yield a favorable return to our shareholders.

The sale of our common stock in this offering and any future sales of our common stock may depress our stock price and our ability to raise fund in new stock offerings.
We may issue common stock from time to time in connection with this offering. This issuance from time to time of these new shares of our common stock, or our ability to issue these shares of common stock in this offering, could result in resales of our common stock by our current stockholders concerned about the potential dilution of their holdings. In addition, sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable, or at all. We cannot predict the number of these shares that might be resold nor the effect that future sales of our shares of common stock would have on the market price of our shares of common stock.
Future offerings of debt securities, which would rank senior to our common stock upon our liquidation, and future offerings of equity securities, may be senior to our common stock for the purposes of dividend and liquidating distributions, may adversely affect the market price of our common stock.
We may raise additional capital through the issuance of debt or equity securities (including preferred stock) from time to time. Upon liquidation, holders of our debt securities and preferred stock and lenders with respect to other borrowings (including the lenders under our existing senior secured credit facility) will be entitled to our available assets prior to the holders of our common stock. Preferred stock could have a preference on liquidating distributions or a preference on dividend payments that could limit our ability to pay dividends to the holders of our common stock. Because our decision to issue debt or equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus holders of our common stock bear the risk of our future offerings reducing the market price of our common stock and diluting the value of their stock holdings in us.
The common stock offered by us in an offering will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

USE OF PROCEEDS
We may issue and sell shares of our common stock having aggregate gross sales proceeds of up to $50,000,000 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.
We intend to use the net proceeds of this offering for general corporate purposes. Accordingly, we will retain broad discretion over the use of these proceeds.
The precise amount and timing of the application of such proceeds will depend upon our liquidity needs and the availability and cost of other capital. As of the date of this prospectus supplement, we cannot specify with certainty the particular uses for the net proceeds that we will have from the sale of the shares of our common stock. See “Risk Factors—Our management will have broad discretion in the use of the net proceeds from this offering and may allocate the net proceeds from this offering in ways that you and other shareholders may not approve.” Pending these uses, we intend to invest the net proceeds from this offering in investment-grade, interest-bearing securities.

PLAN OF DISTRIBUTION
We have entered into a sales agreement with Jefferies, under which we may offer and sell up to $50,000,000 of our shares of common stock from time to time through Jefferies acting as agent. Sales of our shares of common stock, if any, under this prospectus supplement and the accompanying prospectus will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act.
Each time we wish to issue and sell our shares of common stock under the sales agreement, we will notify Jefferies of the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed Jefferies, unless Jefferies declines to accept the terms of such notice, Jefferies has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of Jefferies under the sales agreement to sell our shares of common stock are subject to a number of conditions that we must meet.
The settlement of sales of shares between us and Jefferies is generally anticipated to occur on the second trading day following the date on which the sale was made. Sales of our shares of common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Jefferies may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
We will pay Jefferies a commission of up to 3.0% of the aggregate gross proceeds we receive from each sale of our shares of common stock. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse Jefferies for the fees and disbursements of its counsel, payable upon execution of the sales agreement, in an amount not to exceed $50,000, in addition to certain ongoing disbursements of its legal counsel. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to Jefferies under the terms of the sales agreement, will be approximately $127,000. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.
Jefferies will provide written confirmation to us before the open on the New York Stock Exchange on the day following each day on which our shares of common stock are sold under the sales agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross proceeds of such sales and the proceeds to us.
In connection with the sale of our shares of common stock on our behalf, Jefferies will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Jefferies will be deemed to be underwriting commissions or discounts. We have agreed to indemnify Jefferies against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments Jefferies may be required to make in respect of such liabilities.
The offering of our shares of common stock pursuant to the sales agreement will terminate upon the earlier of (i) the sale of all shares of common stock subject to the sales agreement and (ii) the termination of the sales agreement as permitted therein. We and Jefferies may each terminate the sales agreement at any time upon ten days’ prior notice.
This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. A copy of the sales agreement is filed as an exhibit to a current report on Form 8-K filed under the Exchange Act, and incorporated by reference in this prospectus supplement. Jefferies and its affiliates may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of its business, Jefferies may actively trade our securities for its own account or for the accounts of customers, and, accordingly, Jefferies may at any time hold long or short positions in such securities.
A prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by Jefferies, and Jefferies may distribute the prospectus supplement and the accompanying prospectus electronically.

LEGAL MATTERS
The validity of the common stock offered by this prospectus supplement and the accompanying prospectus will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Latham & Watkins LLP, New York, New York, is counsel for Jefferies in connection with this offering.
EXPERTS
The consolidated financial statements of Gannett Co., Inc. (the “Company”) appearing in the Company’s Annual Report (Form 10-K) for the year ended December 31, 2019, and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2019, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, which conclude, among other things, that the Company did not maintain effective internal control over financial reporting as of December 31, 2019, based on Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission “(2013 framework)”, because of the effects of the material weakness described therein, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and we file annual, quarterly and current reports, proxy statements and other information with the SEC relating to our business, financial results and other matters. The reports, proxy statements and other information we file may be inspected on the SEC’s website (see below for more information).
This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed under the Securities Act with the SEC. This prospectus supplement and the accompanying prospectus do not contain all of the information included in that registration statement and its accompanying exhibits and schedules. For further information with respect to our securities and us, you should refer to that registration statement and its accompanying exhibits and schedules. Statements in this prospectus supplement and the accompanying prospectus concerning any document that we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.
You may inspect a copy of the registration statement of which this prospectus supplement is a part and its accompanying exhibits and schedules, as well as the reports, proxy statements and other information we file electronically with the SEC, without charge, on the SEC’s website. The address of the site is www.sec.gov. We maintain a website at https://www.gannett.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus supplement or the accompanying prospectus, and you should not consider it part of this prospectus supplement or the accompanying prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to incorporate by reference the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. These documents may include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as Proxy Statements. Any documents that we subsequently file with the SEC will automatically update and replace the information previously filed with the SEC. In the case of a conflict or inconsistency between information set forth in this prospectus supplement and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.
This prospectus supplement incorporates by reference the documents listed below that we have previously filed (under File No. 001-36097) with the SEC and any additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (which shall not include information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including any financial statements or exhibits relating thereto and furnished pursuant to Item 9.01) between the date of this prospectus supplement and the termination of the offering of the securities. These documents contain important information about us.
⯀	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 2, 2020;
⯀	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, filed with the SEC on May 7, 2020 and August 6, 2020, respectively;
⯀	Our Current Reports on Form 8-K filed with the SEC on January 8, 2020, April 1, 2020, April 6, 2020, April 7, 2020, June 9, 2020 and June 18, 2020;
⯀
The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 from our Definitive Proxy Statement on Schedule 14A (other than information furnished rather than filed) for our annual meeting of stockholders, filed with the SEC on April 28, 2020; and

⯀
The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on January 28, 2014, including any amendment or report filed for the purpose of updating such descriptions.

You can obtain a copy of any or all of these documents, including any exhibits thereto, at no cost, by visiting the Investor Relations section of our website at http://www.gannett.com or by requesting them in writing or by telephone at the following address:
Gannett Co., Inc.
7950 Jones Branch Drive
McLean, VA 22107-0150
(703) 854-6000
Attention: Investor Relations
Any statement contained in this prospectus supplement or a document incorporated or deemed to be incorporated by reference herein or therein shall be deemed to be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that prior statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be considered in its unmodified or superseded form to constitute a part of this prospectus supplement, except as so modified or superseded.
Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus supplement or the accompanying prospectus, and you should not consider it part of this prospectus supplement or the accompanying prospectus.

PROSPECTUS

New Media Investment Group Inc.
Common Stock
Preferred Stock
Depositary Shares
Warrants
The following are types of securities that we may offer, issue and sell from time to time, or that may be sold by selling securityholders from time to time, together or separately:
•	shares of our common stock;
•	shares of our preferred stock;
•	depositary shares; and
•	warrants to purchase equity securities.
Any of these securities may be offered together or separately and in one or more series, if any, in amounts, at prices and on other terms to be determined at the time of the offering and described for you in an accompanying prospectus supplement.
We may offer and sell these securities through one or more underwriters, dealers or agents, through underwriting syndicates managed or co-managed by one or more underwriters, or directly to purchasers, on a continuous or delayed basis. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering.
To the extent that any selling securityholder resells any securities, the selling securityholder may be required to provide you with this prospectus and a prospectus supplement identifying and containing specific information about the selling securityholder and the terms of the securities being offered.
Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “NEWM.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.
Unless otherwise provided in the applicable prospectus supplement, in the event that we offer common stock or preferred stock to the public, we will simultaneously grant to FIG LLC (our “Manager”) or an affiliate of our Manager an option to purchase shares of our common stock equal to 10% of the aggregate number of shares being offered in such offering at an exercise price per share equal to the price per share paid by the public or other ultimate purchaser in the offering.
Investing in our securities involves risks. You should consider the risk factors described in any accompanying prospectus supplement and in the documents we incorporate by reference.
Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is April 5, 2018.

We are responsible for the information contained and incorporated by reference in this prospectus. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date of the document containing the information.
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ABOUT THIS PROSPECTUS
This prospectus provides you with a general description of the securities we may offer. The specific terms of any securities to be offered will be described in supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.
You should read both this prospectus and any accompanying prospectus supplement, the documents incorporated by reference in this prospectus and any accompanying prospectus supplement and the additional information described under the headings “Available Information” and “Incorporation of Certain Documents by Reference” before you make your investment decision.
All references to “we,” “our,” “us,” “the Company” and “New Media” in this prospectus mean New Media Investment Group Inc. and its consolidated subsidiaries, except where it is made clear that the term means only the parent company.
AVAILABLE INFORMATION
We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). You may read and copy any documents that New Media files at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public through the SEC’s website at http://www.sec.gov and through NYSE, 11 Wall Street, New York, New York 10005, on which our common stock is listed.
This prospectus is part of a registration statement on Form S-3 that we filed with the SEC. This prospectus does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of the Company, the reference is only a summary, and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information contained in documents that we file with them, which means that we can disclose important information to you by referring you to those documents that we file separately with the SEC. The information incorporated by reference is considered to be part of this prospectus and any accompanying prospectus supplement. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede information contained in or previously incorporated by reference into this prospectus. The information contained on or that can be accessed through any of our websites is not incorporated in, and is not part of, this prospectus or the registration statement. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of this prospectus and before the termination of the offering of the securities covered by this prospectus except that any information which is furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K (including financial statements or exhibits relating thereto furnished pursuant to Item 9.01) and not filed shall not be deemed incorporated by reference herein:
•	Annual Report on Form 10-K for the year ended December 31, 2017, as filed on February 28, 2018 (the “2017 Form 10-K”);
•
The portions of our Definitive Proxy Statement on Schedule 14A for our 2017 Annual Meeting of Stockholders, filed on April 13, 2017, which were incorporated by reference in our Annual Report on Form 10-K for the year ended December 25, 2016; and

•	The section entitled “Description of Our Capital Stock” set forth in our Registration Statement on Form S-1/A, filed on January 13, 2015.
You can request a copy of these filings at no cost, by writing or calling us at the following address:
New Media Investment Group Inc.
1345 Avenue of the Americas, 45th Floor
New York, New York, 10105
Attn: Investor Relations
Telephone: (212) 479-3160

CAUTIONARY STATEMENTS REGARDING FORWARD LOOKING STATEMENTS
This prospectus and any prospectus supplement contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which statements involve substantial risks and uncertainties. Such forward-looking statements relate to, among other things, the operating performance of our investments, the stability of our earnings, our financing needs and the size and attractiveness of market opportunities. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “plan,” “target,” “project,’’ “estimate,” “overestimate,” “underestimate,” “believe,” “aim,” “could,” “predict,” “continue” or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, contain projections of results of operations, liquidity or financial condition or state other forward-looking information. Our ability to predict results or the actual outcome of future plans or strategies is inherently uncertain. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. These forward-looking statements involve risks, uncertainties and other factors that may cause our actual results in future periods to differ materially from forecasted results. As set forth more fully under the heading “Risk Factors” contained in Part I, Item 1A in our 2017 Form 10-K, which is incorporated by reference herein (as such risk factors may be updated from time to time in our public filings), factors that could have a material adverse effect on our operations and future prospects include, but are not limited to:
•	general economic and market conditions;
•	economic conditions in the Northeast, Southeast and Midwest regions of the United States;
•	declining advertising and circulation revenues;
•	our ability to grow our digital marketing and business services and digital audience and advertiser base;
•	the growing shift within the publishing industry from traditional print media to digital forms of publication;
•	our ability to grow our business organically through both our consumer and small to medium size business strategies;
•	our ability to acquire local media print assets at attractive valuations;
•	the risk that we may not realize the anticipated benefits of our recent or potential future acquisitions;
•	the availability and cost of capital for future investments;
•	our indebtedness may restrict our operations and / or require us to dedicate a portion of cash flow from operations to the payment of principal and interest;
•	our ability to pay dividends consistent with prior practice or at all;
•	our ability to reduce costs and expenses;
•	our ability to realize the benefits of the Management Agreement (as defined below);
•	the impact of any material transactions with the Manager (as defined below) or one of its affiliates, including the impact of any actual, potential or perceived conflicts of interest;
•	effects of the recently completed merger of Fortress Investment Group LLC with affiliates of SoftBank Group Corp.;
•	the competitive environment in which we operate; and
•	our ability to recruit and retain key personnel.
Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The factors noted above could cause our actual results to differ significantly from those contained in any forward-looking statement.

We encourage you to read this prospectus, any prospectus supplement and the documents incorporated by reference in their entireties. In evaluating forward-looking statements, you should consider the discussion regarding risks and uncertainties under “Risk Factors” in this prospectus and in our reports filed with the SEC. We caution that you should not place undue reliance on any of our forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise from time to time, and it is impossible for us to predict those events or how they may affect us. Except as required by law, we are under no obligation (and expressly disclaim any obligation) to update or alter any forward-looking statement, whether written or oral, that we may make from time to time, whether as a result of new information, future events or otherwise.

NEW MEDIA INVESTMENT GROUP INC.
Our Company
New Media is a company that owns, operates and invests in high-quality local media assets. We have a particular focus on owning and acquiring strong local media assets in small to mid-size markets. With our collection of assets, we focus on two large business categories: consumers and small to medium-sized businesses (“SMBs”). Our portfolio of media assets as of December 31, 2017 spans across 569 markets and 38 states. Our media products include 678 community print publications, 569 websites and two yellow page directories. As of December 31, 2017, we reach over 22 million people per week and serve over 215,000 business customers. We are externally managed and advised by FIG LLC (our “Manager”), an affiliate of Fortress Investment Group LLC (“Fortress”) pursuant to a management agreement.
We believe that our focus on owning and operating leading local-content-oriented media properties in small to mid-size markets puts us in a position to better execute on our strategy. We believe that being the leading provider of local news and information in the markets in which we operate, and distributing that content across multiple print and digital platforms, gives us an opportunity to grow our audiences and reach. Further, we believe our strong local media brands and our market presence gives us the opportunity to expand our advertising and lead generation products with local business customers.
For our SMB category, we focus on leveraging our strong local media brands, our in-market sales force and our high consumer penetration rates with a variety of technology oriented products and services that solve acute pain points for SMBs. Central to this business strategy is our wholly-owned subsidiary UpCurve, Inc. (“UpCurve”). UpCurve provides two broad categories of services: ThriveHive, previously known as Propel Marketing, which provides marketing services for every SMB regardless of size, and UpCurve Cloud which offers cloud-based products with expert migration, integration, and support. ThriveHive is designed to offer a complete set of turn-key digital marketing and business services to SMBs that provide transparent results to the business owners.
New Media was formed as a Delaware corporation on June 18, 2013. New Media was capitalized and issued 1,000 common shares to Newcastle Investment Corp. (“Newcastle”). Newcastle owned approximately 84.6% of New Media until February 13, 2014, upon which date Newcastle distributed the shares that it held in New Media to its stockholders on a pro rata basis.
Our executive offices are located at 1345 Avenue of the Americas, 45th Floor, New York, New York 10105 and our telephone number is (212) 479-3160. Our web address is http://www.newmediainv.com. The information on or otherwise accessible through our web site does not constitute a part of this prospectus and is not incorporated by reference into this prospectus or any other report or document we file with or furnish to the SEC
Our Manager
We are managed by FIG LLC, an affiliate of Fortress Investment Group LLC (“Fortress”), pursuant to the terms of the Amended and Restated Management and Advisory Agreement, dated as of March 6, 2015 (as amended, the “Management Agreement”), between us and our Manager.
We are able to draw upon the long-standing expertise and resources of Fortress, a global investment management firm.
Pursuant to the Management Agreement, the Manager manages the operations of the Company. The Management Agreement requires the Manager to manage the Company’s business affairs subject to the supervision of the Company’s Board of Directors (the “Board”). The Management Agreement had an initial three-year term and will be automatically renewed for one-year terms thereafter unless terminated either by the Company or the Manager. The Manager is (a) entitled to receive from the Company a management fee, (b) eligible to receive incentive compensation that is based on the Company’s performance and (c) eligible to receive options to purchase our common stock upon the successful completion of an offering of shares of our common stock or any shares of preferred stock in an amount equal to 10% of the shares sold in such offering and with an exercise price equal to the price per share paid by the public or other ultimate purchaser in the offering.
On December 27, 2017, SoftBank Group Corp. (“SoftBank”) announced that it completed its previously announced acquisition of Fortress (the “SoftBank Merger”). Following the SoftBank Merger, Fortress is operating within SoftBank as an independent business headquartered in New York.

RISK FACTORS
Investing in our securities involves risk. See the “Risk Factors” section in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of certain factors that you should consider before investing in our securities. See “Incorporation of Certain Documents by Reference.”

USE OF PROCEEDS
Unless otherwise set forth in a prospectus supplement, we intend to use the net proceeds of any offering of securities sold for general corporate purposes. When a particular series of securities is offered, the prospectus supplement relating to that offering will set forth our intended use of the net proceeds received from the sale of those securities.
Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds in the event that the securities are sold by a selling securityholder.

DESCRIPTION OF SECURITIES
This prospectus contains summary descriptions of our common stock, preferred stock, depositary shares and warrants that we or selling securityholders may sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in a related prospectus supplement, if necessary.

DESCRIPTION OF COMMON STOCK
The following description of our common stock does not describe every aspect of our common stock and is subject, and is qualified in its entirety by reference, to all the provisions of our amended and restated certificate of incorporation and all the provisions of our amended and restated bylaws.
Authorized Capitalization
Our authorized capital stock, as of April 1, 2018, consists of (1) 2,000,000,000 shares of common stock, par value $0.01 per share, of which 53,390,913 shares were outstanding and (2) 300,000 shares of preferred stock, par value $0.01 per share, of which no shares are issued and outstanding.
The following is a description of the material terms of our amended and restated certificate of incorporation and amended and restated bylaws. We refer you to our amended and restated certificate of incorporation and amended and restated bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part.
Common Stock
Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Our amended and restated certificate of incorporation and amended and restated bylaws do not provide for cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of common stock can elect all of the directors standing for election, and the holders of the remaining shares are not able to elect any directors.
Subject to any preference rights of holders of any preferred stock that we may issue in the future, holders of our common stock are entitled to receive dividends, if any, declared from time to time by our Board out of legally available funds. In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to share ratably in all assets remaining after the payment of liabilities, subject to any rights of holders of our preferred stock prior to distribution.
Holders of our common stock have no preemptive, subscription, redemption or conversion rights. Any shares of common stock sold under this prospectus will be validly issued, fully paid and nonassessable upon issuance against full payment of the purchase price for such shares.
Preferred Stock
Our Board has the authority, without action by our stockholders, to issue preferred stock and to fix voting powers for each class or series of preferred stock, and to provide that any class or series may be subject to redemption, entitled to receive dividends, entitled to rights upon dissolution, or convertible or exchangeable for shares of any other class or classes of capital stock. The rights with respect to a series or class of preferred stock may be greater than the rights attached to our common stock. It is not possible to state the actual effect of the issuance of any shares of our preferred stock on the rights of holders of our common stock until our Board determines the specific rights attached to that preferred stock. The effect of issuing preferred stock could include, among other things, one or more of the following:
•	restricting dividends in respect of our common stock;
•	diluting the voting power of our common stock or providing that holders of preferred stock have the right to vote on matters as a class;
•	impairing the liquidation rights of our common stock; or
•	delaying or preventing a change of control of us.
Registration Rights Agreement with Omega
The Company entered into a registration rights agreement (the “Omega Registration Rights Agreement”) with Omega Advisors, Inc. and its affiliates (collectively, “Omega”). Under the terms of the Omega Registration Rights Agreement, upon request by Omega, the Company is required to use commercially reasonable efforts to file a resale shelf registration statement providing for the registration and sale on a continuous or delayed basis by Omega of its New Media common stock acquired pursuant to the reorganization plan of GateHouse Media,

LLC, formerly known as GateHouse Media, Inc., the operations of which the Company assumed control on November 26, 2013 (the “Registrable Securities”) (the “Shelf Registration”), subject to customary exceptions and limitations. Omega is entitled to initiate up to three offerings or sales with respect to some or all of the Registrable Securities pursuant to the Shelf Registration.
Omega may only exercise its right to request Shelf Registrations if Registrable Securities to be sold pursuant to such Shelf Registration are at least 3% of our then outstanding common stock. This description is a summary and is subject to, and qualified in its entirety by, the provisions of the Omega Registration Rights Agreement filed as Exhibit 4.3 to the registration statement of which this prospectus forms a part.
Anti-Takeover Effects of Delaware Law, Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws
The following is a summary of certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws that may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.
Authorized but Unissued Shares
The authorized but unissued shares of our common stock and our preferred stock will be available for future issuance without obtaining stockholder approval, except to the extent such approval is required by law or the listing requirements of NYSE. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of our common stock and preferred stock could render more difficult or discourage an attempt to obtain control over us by means of a proxy contest, tender offer, merger or otherwise.
Delaware Business Combination Statute
We are organized under Delaware law. Some provisions of Delaware law may delay or prevent a transaction that would cause a change in our control.
Our amended and restated certificate of incorporation provides that Section 203 of the Delaware General Corporation Law (the “DGCL”), as amended, an anti-takeover law, will not apply to us. In general, this statute prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction by which that person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an interested stockholder is a person who, together with affiliates and associates, owns, or within three years prior, did own, 15% or more of voting stock.
Other Provisions of Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws
Our amended and restated certificate of incorporation provides for a staggered Board consisting of three classes of directors. Directors of each class are chosen for three-year terms upon the expiration of their current terms and each year one class of our directors will be elected by our stockholders. We believe that classification of our Board helps to assure the continuity and stability of our business strategies and policies as determined by our Board. Additionally, there is no cumulative voting in the election of directors. This classified board provision could have the effect of making the replacement of incumbent directors more time consuming and difficult. At least two annual meetings of stockholders, instead of one, will generally be required to effect a change in a majority of our Board. Thus, the classified board provision could increase the likelihood that incumbent directors will retain their positions. The staggered terms of directors may delay, defer or prevent a tender offer or an attempt to change control of us, even though a tender offer or change in control might be believed by our stockholders to be in their best interests. In addition, our amended and restated certificate of incorporation and amended and restated bylaws provide that directors may be removed only for cause and only with the affirmative vote of at least 80% of the voting interest of stockholders then issued and outstanding.

Pursuant to our amended and restated certificate of incorporation, shares of our preferred stock may be issued from time to time, and the Board is authorized to determine and alter all rights, preferences, privileges, qualifications, limitations and restrictions without limitation. See “Description of Preferred Stock” below.
Ability of our Stockholders to Act
Our amended and restated certificate of incorporation and amended and restated bylaws do not permit our stockholders to call special stockholders’ meetings. Written notice of any special meeting so called shall be given to each stockholder of record entitled to vote at such meeting not less than 10 or more than 60 days before the date of such meeting, unless otherwise permitted or required by law.
Our amended and restated bylaws provide that nominations of persons for election to our Board may be made at any annual meeting of our stockholders, or at any special meeting of our stockholders called for the purpose of electing directors, (a) by or at the direction of our Board or (b) by any of our stockholders. In addition to any other applicable requirements, for a nomination to be properly brought by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Company. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices (a) in the case of an annual meeting of stockholders, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by a stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of our stockholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.
Our amended and restated bylaws provide that no business may be transacted at any annual meeting of our stockholders, other than business that is either (a) specified in the notice of meeting given by or at the direction of our Board, (b) otherwise properly brought before the annual meeting by or at the direction of our Board, or (c) otherwise properly brought by any of our stockholders. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to our Secretary. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by a stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.
Forum Selection Clause
Under our amended and restated certificate of incorporation, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors or officers to us or our stockholders, (iii) any action asserting a claim against us arising pursuant to any provision of the DGCL or our amended and restated certificate of incorporation or amended and restated bylaws or (iv) any action asserting a claim against us governed by the internal affairs doctrine.

Limitations on Liability and Indemnification of Directors and Officers
Our amended and restated certificate of incorporation provides that our directors will not be personally liable to us or our stockholders for monetary damages for breach of a fiduciary duty as a director, except to the extent such exemption is not permitted under the DGCL, as amended from time to time.
Our amended and restated certificate of incorporation and amended and restated bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by law. We are also expressly authorized to advance certain expenses (including attorneys’ fees and disbursements and court costs) to our directors and officers and carry directors’ and officers’ insurance providing indemnification for our directors and officers for some liabilities. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.
We have entered into separate indemnification agreements with each of our directors and executive officers. Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by law and our amended and restated certificate of incorporation against (i) any and all expenses and liabilities, including judgments, fines, penalties and amounts paid in settlement of any claim with our approval and counsel fees and disbursements, (ii) any liability pursuant to a loan guarantee, or otherwise, for any of our indebtedness and (iii) any liabilities incurred as a result of acting on our behalf (as a fiduciary or otherwise) in connection with an employee benefit plan. The indemnification agreements provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law and our amended and restated certificate of incorporation. These provisions and agreements may have the practical effect in some cases of eliminating our stockholders’ ability to collect monetary damages from our directors and executive officers.
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Corporate Opportunity
Under our amended and restated certificate of incorporation, to the extent permitted by law:
•
the Fortress Stockholders have the right to, and have no duty to abstain from, exercising such right to, engage or invest in the same or similar business as us, do business with any of our clients, customers or vendors or employ or otherwise engage any of our officers, directors or employees;

•
if the Fortress Stockholders or any of their officers, directors or employees acquire knowledge of a potential transaction that could be a corporate opportunity, they have no duty to present, communicate or offer such corporate opportunity to us, our stockholders or affiliates;

•	we have renounced any interest or expectancy in, or in being offered an opportunity to participate in, such corporate opportunities; and
•
in the event that any of our directors and officers who is also a director, officer or employee of any of the Fortress Stockholders acquires knowledge of a corporate opportunity or is offered a corporate opportunity, provided that this knowledge was not acquired solely in such person’s capacity as our director or officer and such person acted in good faith, then such person is deemed to have fully satisfied such person’s fiduciary duty and is not liable to us if any of the Fortress Stockholders pursues or acquires such corporate opportunity or if such person did not present the corporate opportunity to us.

Transfer Agent and Registrar
The registrar and transfer agent for our common stock is American Stock Transfer and Trust Company, LLC.
Listing
Our common stock is listed on the NYSE under the symbol “NEWM.”

DESCRIPTION OF PREFERRED STOCK
Authorized Capitalization
Our authorized capital stock, as of April 1, 2018 consists of (1) 2,000,000,000 shares of common stock, par value $0.01 per share, of which 53,390,913 shares were outstanding and (2) 300,000 shares of preferred stock, par value $0.01 per share, of which no shares are issued and outstanding.
Preferred Stock
The board of directors may provide by resolution for the issuance of preferred stock, in one or more series, and to fix the number of shares included in each such series and such voting powers (if any) of the shares of such series, and such designations, preferences and relative, participating, optional or other special rights, if any, and such qualifications, limitations or restrictions thereof, of the shares of such series, as are not inconsistent with our amended and restated certificate of incorporation or any amendment thereto, and as may be permitted by the DGCL. The issuance of preferred stock could have the effect of decreasing the market price of the common stock and could adversely affect the voting and other rights of the holders of common stock.
We will include in a related prospectus supplement the terms of any series of preferred stock being offered. These terms will include some or all of the following:
•
the title of the series and the number of shares in the series, which our board may, except where otherwise provided in the preferred stock designation, increase or decrease, but not below the number of shares then outstanding;

•	the price per share at which the preferred stock will be offered;
•
the dividend rate or rates or method of calculating the rates, the dates on which the dividends will be payable, whether or not dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends on the preferred stock being offered will cumulate;

•	the voting rights, if any, of the holders of shares of the preferred stock being offered;
•	the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of the preferred stock being offered;
•	the liquidation preference per share;
•	whether and the extent to which the series will be guaranteed;
•	any listing of the preferred stock being offered on any securities exchange;
•	whether interests in the shares of the series will be represented by depositary shares;
•	a discussion of any material U.S. federal income tax considerations applicable to the preferred stock being offered;
•	the relative ranking and preferences of the preferred stock being offered as to dividend rights and rights upon liquidation, dissolution, or the winding up of our affairs;
•
any limitations on the issuance of any class or series of preferred stock ranking senior or equal to the series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs; and

•	any additional rights, preferences, qualifications, limitations, and restrictions of the series.
Upon issuance, the shares of preferred stock will be fully paid and nonassessable. We are not required by the DGCL, our amended and restated certificate of incorporation or our amended and restated bylaws to seek stockholder approval prior to any issuance of authorized but unissued stock and our Board does not currently intend to seek stockholder approval prior to any issuance of authorized but unissued stock, unless otherwise required by law or the listing requirements of NYSE. As of the date of this prospectus, our Board had not established any series of preferred stock, and no shares of our preferred stock are outstanding.

DESCRIPTION OF DEPOSITARY SHARES
We may issue fractional interests in shares of preferred stock, rather than shares of preferred stock, with those rights and subject to the terms and conditions that we may specify in a related prospectus supplement. If we do so, we will provide for a depositary (either a bank or trust company depositary that has its principal office in the U.S.) to issue receipts for depositary shares, each of which will represent a fractional interest in a share of preferred stock. The shares of preferred stock underlying the depositary shares will be deposited under a deposit agreement between us and the depositary. The prospectus supplement will include the name and address of the depositary.

DESCRIPTION OF WARRANTS
We may issue warrants, in one or more series, to purchase equity securities. Each warrant will entitle the holder to purchase for cash the amount of equity securities at the exercise price stated or determinable in the prospectus supplement for the warrants. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in a related prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. In addition to this summary and the relevant prospectus supplement, you should refer to the detailed provisions of the specific warrant agreement for complete terms of the warrants. These terms will include some or all of the following:
•	the title of the warrants;
•	the price or prices at which the warrants will be issued;
•	the designation, amount and terms of the securities for which the warrants are exercisable;
•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;
•	the aggregate number of warrants;
•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;
•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;
•	the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable, if applicable;
•	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;
•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;
•	the maximum or minimum number of warrants that may be exercised at any time;
•	information with respect to book-entry procedures, if any; and
•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.
The warrants will be evidenced by warrant certificates. Unless otherwise specified in the prospectus supplement, the warrant certificates may be traded separately from the equity securities, if any, with which the warrant certificates were issued. Warrant certificates may be exchanged for new warrant certificates of different denominations at the office of an agent that we will appoint. Until a warrant is exercised, the holder of a warrant does not have any of the rights of a holder of our equity securities and is not entitled to any payments on any equity securities issuable upon exercise of the warrants.

PLAN OF DISTRIBUTION
We or the selling securityholders may offer and sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:
•	directly to one or more purchasers;
•	through agents;
•	to or through underwriters, brokers or dealers; or
•	through a combination of any of these methods.
A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, forward delivery contracts and the writing of options.
In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes any method permitted by law, including, without limitation, through:
•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;
•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;
•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or
•	privately negotiated transactions.
We may also enter into hedging transactions. For example, we may:
•
enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of common stock received from us to close out its short positions;

•	sell securities short and redeliver such shares to close out our short positions;
•
enter into option or other types of transactions that require us to deliver common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus; or

•
loan or pledge the common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

The securities covered by this prospectus may be sold:
•	on a national securities exchange;
•	in the over-the-counter market; or
•	in transactions other than on an exchange or in the over-the-counter market, or in combination.
In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

A prospectus supplement with respect to each offering of securities will state the terms of the offering of the securities, including:
•	the name or names of any participating underwriters, brokers, dealers or agents and the amounts of securities underwritten or purchased by each of them, if any;
•	the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;
•	any delayed delivery arrangements;
•	any underwriting discounts, commissions or agency fees and other items constituting underwriters’, brokers’, dealers’ or agents’ compensation;
•	any discounts or concessions allowed or reallowed or paid to dealers;
•	any securities exchange or markets on which the securities may be listed; and
•	other material terms of the offering.
The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:
•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to the prevailing market prices; or
•	at negotiated prices.
In addition to selling its common stock under this prospectus, a selling securityholder may:
•	transfer its securities in other ways not involving market maker or established trading markets, including directly by gift, distribution, or other transfer;
•	sell its securities under Rule 144 or Rule 145 of the Securities Act rather than under this prospectus, if the transaction meets the requirements of Rule 144 or Rule 145; or
•	sell its securities by any other legally available means.
General
Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement.
Underwriters and Agents
If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement.
Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.
We may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.
In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.
Dealers
We may sell the offered securities to dealers as principals. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.
Direct Sales
We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.
Institutional Purchasers
We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.
We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.
Indemnification; Other Relationships
We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.
Market-Making, Stabilization and Other Transactions
There is currently no market for any of the offered securities, other than our common stock, which is listed on the NYSE. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities.

In connection with any offering of common stock, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of common stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the common stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.
In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.
Fees and Commissions
In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be less than this amount.

CERTAIN U.S. FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS FOR
NON-US HOLDERS OF OUR COMMON STOCK
The following is a discussion of certain U.S. federal income and estate tax considerations generally applicable to the ownership and disposition of our common stock by Non-U.S. Holders. This summary does not address United States federal income tax considerations that may be relevant to persons considering the purchase of the preferred shares, depositary shares, or warrants covered by this prospectus. For a discussion of certain United States federal income tax considerations that may be relevant to persons considering the purchase of preferred shares, depositary shares, or warrants, please refer to the accompanying prospectus supplement.
For purposes of this section, a “Non-U.S. Holder” means a beneficial owner of our common stock that is a nonresident alien individual, a foreign corporation, and any other person that is not subject to U.S. federal income tax on a net income basis in respect of such common stock.
This discussion deals only with common stock held as a capital asset by Non-U.S. Holders who acquire common stock covered by this Prospectus. This discussion does not cover all aspects of U.S. federal income taxation that may be relevant to the purchase, ownership or disposition of our common stock by investors in light of their specific facts and circumstances. In particular, this discussion does not address all of the tax considerations that may be relevant to persons in special tax situations, including persons that will hold our common stock in connection with a U.S. trade or business or a U.S. permanent establishment, certain former citizens or residents of the United States, and any person that is a “controlled foreign corporation,” a “passive foreign investment company” or a partnership or other pass-through entity for U.S. federal income tax purposes, or is otherwise subject to special treatment under the Internal Revenue Code of 1986 (the “Code”), a non-U.S. person who is an individual present in the United States for 183 days or more within a taxable year, or non-U.S. Holders that have held, directly or indirectly, at any time during the five-year period ending on the date of the disposition, more than 5% of our common stock. This section does not address any other U.S. federal tax considerations (such as gift tax) or any state, local or non-U.S. tax considerations. You should consult your own tax advisors about the tax consequences of the purchase, ownership and disposition of our common stock in light of your own particular circumstances, including the tax consequences under state, local, foreign and other tax laws and the possible effects of any changes in applicable tax laws.
Furthermore, this discussion is based upon on the Code, U.S. Treasury regulations, published administrative interpretations of the Internal Revenue Service (“IRS”), and judicial decisions, all of which are subject to differing interpretations or to change, possibly with retroactive effect. We have not sought any ruling from the IRS with respect to the statements made and the conclusions reached in this discussion, and there can be no assurance that the IRS will agree with such statements and conclusions.
Dividends
Any distributions of cash or property with respect to our common stock generally will constitute dividends for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of a Non-U.S. Holder’s investment, up to such Non-U.S. Holder’s tax basis in our common stock. Any remaining excess will be treated as capital gain subject to the tax treatment described below in “—Sale, Exchange or Other Taxable Disposition of our Common Stock.”
Dividends paid to a Non-U.S. Holder generally will be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable tax treaty. Even if a Non-U.S. Holder is eligible for a lower treaty rate, we and other payors will generally be required to withhold at a 30% rate (rather than the lower treaty rate) on dividend payments to such Non-U.S. Holder, unless:
•
such Non-U.S. Holder has furnished to us or such other payor a valid IRS Form W-8BEN or Form W-8-BEN-E or other documentary evidence establishing its entitlement to the lower treaty rate with respect to such payments and the withholding agent does not have actual knowledge or reason to know to the contrary, and

•
in the case of actual or constructive dividends, if required by the Foreign Account Tax Compliance Act or any intergovernmental agreement enacted pursuant to that law, such Non-U.S. Holder or any entity through which it receives such dividends have provided the withholding agent with certain information with respect to its or the entity’s direct and indirect U.S. owners, and if such Non-U.S. Holder holds our common stock through a foreign financial institution, such institution has entered into an agreement with the U.S. government to report, on an annual basis, certain information regarding accounts with or interests in the institution held by certain United States persons and by certain non-U.S. entities that are wholly or partially owned by United States persons, or has satisfied similar requirements under an intergovernmental agreement between the United States and another country, and the Non-U.S. Holder has provided any required information to the institution.
If a Non-U.S. Holder is eligible for a reduced rate of U.S. federal withholding tax pursuant to an applicable income tax treaty or otherwise, it may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Investors are encouraged to consult with their own tax advisors regarding the possible implications of these withholding requirements on their investment in our common stock.
Sale, Exchange or Other Taxable Disposition of our Common Stock
A Non-U.S. Holder generally will not be subject to U.S. federal income tax with respect to gain recognized on a sale, exchange or other taxable disposition of our common stock, unless we are or have been a United States real property holding corporation for federal income tax purposes. We have not been, are not and do not anticipate becoming a United States real property holding corporation for U.S. federal income tax purposes.
In the case of the sale or disposition of our common stock on or after January 1, 2019, a Non-U.S. Holder may be subject to a 30% withholding tax on the gross proceeds of the sale or disposition unless the requirements described in the last bullet point under “—Dividends” above are satisfied. Investors are encouraged to consult with their own tax advisors regarding the possible implications of these withholding requirements on their investment in our common stock and the potential for a refund or credit in the case of any withholding tax.
Information Reporting and Backup Withholding
We must report annually to the IRS and to each Non-U.S. Holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which Non-U.S. Holders reside under the provisions of an applicable income tax treaty.
A Non-U.S. Holder may be subject to backup withholding for dividends paid to it unless it certifies under penalty of perjury that it is a Non-U.S. Holder or otherwise establishes an exemption. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such Non-U.S. Holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.
U.S. Federal Estate Tax
Any common stock held (or deemed held) by an individual Non-U.S. Holder at the time of his or her death will be included in such Non-U.S. Holder’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

LEGAL MATTERS
In connection with particular offerings of the securities in the future, and unless otherwise indicated in the applicable prospectus supplement, the validity of those securities will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, New York, New York, as more particularly set forth in the applicable opinion.
EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited the consolidated financial statements and schedule of New Media Investment Group Inc. and subsidiaries (the “Company”) included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2017, as set forth in their reports, which are incorporated by reference in this Prospectus and elsewhere in the registration statement. The Company’s financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

Common Stock
Up to $50,000,000
PROSPECTUS SUPPLEMENT

Jefferies
August 6, 2020